News Release

Sanchez Production Partners Acquires

Midstream Asset in the Eagle Ford

Transaction expected to add annualized Adjusted EBITDA of approximately $7 million

HOUSTON--(MARKETWIRED)--July 5, 2016--Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today announced that the Partnership has executed an agreement with Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy”) pursuant to which SPP has acquired Sanchez Energy’s 50% interest in Carnero Gathering, LLC (“Carnero Gathering”), a joint venture that is 50% owned by Targa Resources Corp. (NYSE: TRGP) (“Targa”) (the “Carnero Gathering Transaction”).

Carnero Gathering will own a total of approximately 45 miles (10 miles of which remain under construction) of high pressure natural gas gathering pipelines that currently connect SPP’s existing Western Catarina Midstream system to nearby pipelines in South Texas (the “Carnero Gathering System”).  The Carnero Gathering System will ultimately connect to a cryogenic natural gas processing plant that is currently under construction in La Salle County, Texas owned by another joint venture between Sanchez Energy and Targa.  The processing plant is expected to be operational in early 2017.  The transportation capacity on the Carnero Gathering System is held by Targa, and Carnero Gathering receives transportation fees for the service it provides in South Texas.

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The consideration from SPP to Sanchez Energy for the Carnero Gathering Transaction includes:

•	An initial payment of approximately $37 million in cash;
•	The assumption of Sanchez Energy’s remaining capital commitments to Carnero Gathering, which are estimated at approximately $7.4 million; and
•	Future payments that are dependent upon the achievement of certain volume, transportation fee and delivery targets.

Management Commentary

“The Carnero Gathering Transaction demonstrates how the strategic relationship between SPP and Sanchez Energy can be leveraged to enable each company to better optimize its respective strategies, capital resources, and financial targets,” said Gerry Willinger, Chief Executive Officer of the general partner of SPP.  “This transaction extends the business development relationship initiated last year between the Partnership and Sanchez Energy, a company that has a substantial inventory of midstream and production assets with characteristics favorable to the MLP model.  We anticipate the Carnero Gathering Transaction will increase SPP’s midstream revenue and Adjusted EBITDA as we complete 2016 and head into 2017 and is expected to result in annualized Adjusted EBITDA of approximately $7.0 million.  Most importantly, by executing another transaction to grow the Partnership’s midstream business, we believe that we have enhanced visibility to future growth for the benefit of our unitholders.”

“The Catarina asset is core to Sanchez Energy’s asset base and plans for future development.  Since acquiring the asset in 2014, Sanchez Energy has reported strong results from its drilling program at Catarina, where the company has identified between 1,200 and 1,300 net drilling locations.  We anticipate the stacked pay potential and expected rates of return from this asset will continue to drive Sanchez Energy’s future growth plans.  We are excited to be further aligned with Sanchez Energy and its plans for the Catarina asset, and look forward to capitalizing on opportunities to grow alongside this leading Eagle Ford operator over time.”

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Acquisition Financing

Related to its funding of the cash consideration required to close the transaction, SPP has amended its $500 million credit facility to stipulate the conditions for investments in joint ventures such as Carnero Gathering, include Adjusted EBITDA received for investments in joint ventures in the calculation thereof, implement a restriction on retaining more than $10 million in cash, and increase the pricing grid for drawn borrowings by 50 basis points.  Further modifications in the amendment include increasing the required mortgage percentage on upstream assets to 90%, requiring 10% availability on the entire facility before being able to make distributions, and increasing the commitment fee for all borrowing utilization levels to 50 basis points.

Other Information

The acquisition of the interest in Carnero Gathering was reviewed and approved by the Conflicts Committee of the board of directors of the general partner of SPP.  Stifel acted as sole financial advisor to the Conflicts Committee, which was represented in the transaction by Potter Anderson & Corroon LLP.  Andrews Kurth LLP represented the Partnership in connection with the financing and negotiation of the acquisition.

Additional information on the acquisition of the interest in Carnero Gathering can be found in SPP’s filings with the Securities Exchange Commission (www.sec.gov), which are also available on SPP’s website (www.sanchezpp.com).

About the Partnership

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit, Webb and La Salle Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership announced in June 2016 that it has entered into a Purchase and Sale Agreement for the sale of substantially all of SPP’s operated oil and gas wells, lease and other associated assets and interests in Oklahoma and Kansas (other than those arising from or

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related to a concession agreement with the Osage Nation) in a transaction that is expected to close in the third quarter 2016.  SPP continues to explore the possible divestiture of its other assets and operations in Oklahoma.

non-gaap financial measures

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by interest (income) expense, net; income tax expense (benefit); depreciation, depletion and amortization; asset impairments; accretion expense; (gain) loss on sale of assets; (gain) loss from equity investment; unit-based compensation programs; unit-based asset management fees; (gain) loss on mark-to-market activities; and (gain) loss on embedded derivative.

Adjusted EBITDA is used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

We are unable to reconcile our forecast range of Adjusted EBITDA to GAAP net income, operating income or net cash flow provided by operating activities because we do not predict the future impact of adjustments to net income (loss) (such as (gains) losses from mark-to-market activities and equity investments or asset impairments) due to the difficulty of doing so, and we are unable to address the probable significance of the unavailable reconciliation, in significant part due to ranges in our forecast impacted by changes in oil and natural gas prices and reserves which affect certain reconciliation items.

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Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; acquisition and disposition strategy; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our Securities and Exchange Commission (“SEC”) filings and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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COMPANY CONTACT:

Charles C. Ward
Chief Financial Officer

(877) 847-0009

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